UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2013

Safe Technologies International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-17746	22-2824492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12075 NW 40th St., Bay 1
Coral Springs, FL  33065
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  954-756-5933

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013 the Company was notified that Mary McHenry had resigned as Secretary/Treasurer and Director of the Company. Ms. McHenry had no disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safe Technologies International, Inc.

	By:	/s/ Alan Fleisher
Alan Fleisher, COO

Date November 19, 2013